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                                                                    Exhibit 99.3

                      CONSENT OF PAINEWEBBER INCORPORATED

  We hereby consent to the use of our opinion letter dated May 19, 1999 to the Board of Directors of Devon Energy Corporation ("Devon") included as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Devon and PennzEnergy Company and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ PaineWebber Incorporated
                                          -------------------------------------
                                          PAINEWEBBER INCORPORATED

New York, New York
July 13, 1999